EXHIBIT 5.1



                       [DECHERT PRICE & RHOADS LETTERHEAD]




                                        May 14, 1998


CORT Business Services Corporation
4401 Fair Lakes Court
Suite 300
Fairfax, VA 22033

     Re:  50,000 Shares of Common Stock, as described in the
          Registration Statement on Form S-8
          --------------------------------------------------

Gentlemen and Ladies:

     We have acted counsel to CORT Business Service Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), on a Registration Statement on Form S-8 (the "Registration Statement"). The Shares will be issued under the CORT Business Service Corporation 1997 Directors Stock Option Plan (the "Plan").

     We have  participated  in the  preparation of the  Registration  Statement, reviewed the Plan and examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to render this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

     Our opinions contained herein relate solely to the Delaware General Corporation Law, and we express no opinion concerning the laws of any other jurisdiction.

     Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Dechert Price & Rhoads
                                        --------------------------
                                        Dechert Price & Rhodes